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                                                                    EXHIBIT 4

                         CUSTODIAN SERVICES AGREEMENT
                                BETWEEN CLIENT
                     AND AMERISTAR INVESTMENTS AND TRUST
                  A DIVISION OF FIRST AMERICAN NATIONAL BANK



Whereas, SIRROM INVESTMENTS, INC. ("Client") desires to establish a custodian services account ("Account") with First American National Bank, First American is hereby appointed as the Custodian ("Custodian") to be the agent and attorney-in-fact of Client, to maintain in the name of Client a Securities Custody Account for all cash, securities, and any other assets which may be delivered or caused to be delivered to Custodian from time to time for credit to such Account upon the following terms, unless Custodian shall otherwise be directed in writing.

Custodian shall hold and safeguard the cash, securities, and other assets as may be deposited initially and from time to time in the Account. Custodian shall collect dividends, interest and other income and, after paying the expenses of the Account, shall reinvest such income in the ValueStar Treasury Money Market Fund unless otherwise directed by client. Custodian shall also pay such amounts of principal as may be requested from time to time by written or verbal instructions from authorized individuals.

Custodian may hold securities or other assets in the name of its nominee or in such other form as may be in accordance with standard Securities Processing practices. Securities may be placed with a securities depository.

Custodian shall purchase and sell assets as may be directed from time to time. Custodian is authorized to invest cash in the amount of Client in the ValueStar Treasury Money Market Fund or in any other investment vehicle as otherwise directed by Client or its authorized representative. Custodian shall have no investment responsibility or investment authority over the assets in this account and shall have no responsibility to make recommendations for investment changes.

On or before the 15th day following a months-end, Custodian shall furnish Client with a statement of the prior month's account activity showing all receipts and disbursements and a statement showing all asset positions held as of the end of such prior month.

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Custodian Services Agreement
Page 2


Custodian shall charge for its services in accordance with its standard schedule of fees which is in effect at the time services are rendered and such fee shall be charged against the income of the Account. Custodian shall give Client thirty (30) days written notice prior to any changes in fees for services rendered.

Affiliates of First American Corporation are now performing discount brokerage services. It is understood that the commissions for such services and the above referenced account custodial fees might be considered as a conflict of interest. Nevertheless, should Custodian be directed by client to purchase and sell securities or other assets through a broker or dealer which is a bank or other affiliate of First American Corporation, such transaction is hereby authorized.

This Agreement may be modified or terminated by thirty (30) days prior written notice from either party to the other. Client reserves the right to withdraw any assets from this Account by their written request to Custodian.

Client:  Sirrom Investments, Inc.


By:                  ,CFO             SSN/TIN:      62-1648441
-------------------------------                ------------------------------
Signature

Address:

 500 Church St., Suite 200
-------------------------------
 Nashville, TN  37219
-------------------------------

-------------------------------


Dated this _________ day of August, 1996.

Agreed and accepted:

FIRST AMERICAN NATIONAL BANK

By:
   ------------------------
Its:
    -----------------------
    Title
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                   CUSTODIAN SERVICES AGREEMENT SUPPLEMENT

                           SIRROM INVESTMENTS, INC.
                              500 CHURCH STREET
                                  SUITE 200
                         NASHVILLE, TENNESSEE  37219



                                                                August __, 1996



Ameristar Investments and Trust,
a division of First American National Bank
First American Center
Nashville, TN  37237

Ladies and Gentlemen:

        Reference is hereby made to that certain Custodian Services Agreement between Sirrom Investments, Inc. and Ameristar Investments and Trust, a division of First American National Bank, dated August __, 1996 (the "Custodian Agreement"). This Custodian Services Agreement Supplement serves as an amendment to the Custodian Agreement and to the extent that any provisions of the Custodian Agreement conflict with the provisions hereof, the provisions hereof shall govern. We hereby appoint you as a custodian of our securities pursuant to Rule 17f-2 of the Securities and Exchange Commission ("SEC"), promulgated under the Investment Company Act of 1940, as amended. Accordingly:

        1. Except as provided in Paragraphs 2 and 5, we will deposit all our securities and similar investments for safekeeping by you. Investments so deposited shall be physically segregated at all times from those of any other person and shall be withdrawn only in connection with transactions of the character described in Paragraph 2.

        2. We may withdraw from, or not maintain in, custody with you, the following:


             (i) Securities on loan which are collateralized to the extent of their full market value;


             (ii) Securities hypothecated, pledged or placed in escrow for our account in connection with a loan or other transaction authorized by specific resolution of our Board of Directors;

            (iii) Securities in transit in connection with their sale, exchange, redemption, maturity or conversion, the exercise of warrants or rights, or assents to changes in terms of the securities; or
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Letter to Ameristar Investments and Trust
August ___, 1996
page 2


           (iv) Other transactions necessary or appropriate in the ordinary course of our business relating to the management of securities.

        3. Except as otherwise provided by law, no person shall be authorized or permitted to have access to the securities and similar investments deposited in accordance herewith except pursuant to a resolution of our Board of Directors. Each such resolution shall provide that access to such investments shall be had only by two or more such persons jointly, except that access to such investments shall be permitted (i) to properly authorized officers and employees of yours, and (ii) to our independent public accountants jointly with any two persons designated in such resolution or with a properly authorized officer or employee of yours.

        The foregoing to the contrary notwithstanding, such investments shall at all times be subject to inspection by the SEC through its authorized employees or agents accompanied, unless otherwise directed by order of the SEC, by one or more of our officers designated pursuant to this paragraph.

        4. Each person when depositing securities or similar investments in or withdrawing them from custody with you, or when ordering their withdrawal and delivery from your safekeeping, shall sign a notation in respect of such deposits, withdrawal or order which shall show the following:

        (i)    the date and time of the deposit, withdrawal or order;

        (ii) the title and amount of the securities or other investments deposited, withdrawn or ordered to be withdrawn, and an identification thereof by certificate numbers or otherwise;

        (iii) the manner of acquisition of the securities or similar investments deposited or the purpose for which they have been withdrawn or ordered to be withdrawn; and

        (iv) if withdrawn and delivered to another person, the name of such person.

        Such notation shall be transmitted promptly to an officer or director of ours designated by our Board of Directors who shall not be a person designated for the purpose of Paragraph 3. Such notation shall be on serially numbered forms and you will preserve a copy thereof for at least one year.

        5. Anything to the contrary notwithstanding, we or you may deposit all or any part of the securities owned by us in a clearing agency or book-entry system as defined in and to the extent permitted by Rule 17f-4 of the SEC under the Investment Company Act of 1940, as amended.
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Letter to Ameristar Investments and Trust
August ___, 1996
page 3


        Please confirm your agreement with the foregoing by signing and returning to us an enclosed copy of this Supplement.

                                  Very truly yours,


                                  SIRROM INVESTMENTS, INC.




                                  By:
                                     --------------------------
                                  Title:          CFO
                                        -----------------------



ACCEPTED AND AGREED TO
this ____ day of August, 1996.

FIRST AMERICAN NATIONAL BANK

By:
   --------------------------
Title:
      -----------------------